Exhibit 4.1

INVESTOR RIGHTS AGREEMENT BY AND AMONG

GAMING AND LEISURE PROPERTIES, INC.

and

FIF V PFD LLC

Dated as of November 1, 2013

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

Section 1.1	Definitions	1

ARTICLE II
REGISTRATION RIGHTS

Section 2.1	Demand Registrations	4

Section 2.2	Piggyback Registrations	6

Section 2.3	Lock-Up Agreements	7

Section 2.4	Registration Procedures	8

Section 2.5	Rule 144	12

Section 2.6	Indemnification	13

Section 2.7	Rule 144	16

Section 2.8	Underwritten Registrations	16

Section 2.9	Registration Expenses	16

Section 2.10	Blackout Periods	17

ARTICLE III INFORMATION RIGHTS

Section 3.1	Information Rights	17

Section 3.2	Corporate Opportunities	19

ARTICLE IV

HOLDER OWNERSHIP LIMITATION

Section 4.1	Holder Ownership Limitation	19

ARTICLE V
REPRESENTATIONS

i

ii

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered this 1st day of November, 2013, between Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”) and FIF V PFD LLC (“Holder”).

W I T N E S S E T H :

WHEREAS, Penn National Gaming, Inc. (“Penn”) has announced that it will contribute a majority of its real property assets to the Company, a newly formed company, and then distribute all of the stock of the Company (“Common Stock”) to Penn’s shareholders (the “Spin-Off”);

WHEREAS, the Holder will receive Common Stock of the Company in the Spin-Off;

WHEREAS, in connection with the issuance through the Spin-Off of the Common Stock to the Holder, the Company and the Holder have entered into this Agreement for purposes, among others, of (a) granting to the Holder certain rights in connection with the sale or transfer of the Common Stock and (b) granting to the Holder certain other rights, including information rights, with respect to the Company, in each case, upon the issuance of the Common Stock to the Holder.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (as defined herein) hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Definitions.  When used in this Agreement, the following terms shall have the meanings set forth below:

(a)           “Action” means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

(b)           “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

(c)           “Agreement” shall have the meaning set forth in the Preamble.

(d)           “Associate” shall have the meaning given to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

(e)           “Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement (i) the words “within sixty days” in

Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security at any time and (ii) a Person shall be deemed to Beneficially Own any security that, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, is the subject of a derivative transaction entered into by such Person, or derivative security acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities.

(f)            “Beneficial Tax Ownership” shall mean ownership of securities by a Person who would be treated as an owner of such securities within the meaning of Section 856(d)(2)(B) of the Code either directly, indirectly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.

(g)           “Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated to close.

(h)           “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(i)            “Common Stock” shall mean the common stock, par value $.01 per share, of the Company.

(j)            “Company” shall have the meaning set forth in the Preamble.

(k)           “Company Fully-Diluted Share Amount” means a number equal to the sum of: (i) the aggregate number of shares of Common Stock (including restricted stock) issued and outstanding as of the determination date, plus (ii) the aggregate number of shares of Common Stock underlying Options that would be deemed outstanding as of the determination date for purposes of calculating earnings per share under the treasury stock method described in paragraphs 17-19 of FAS-128 (provided, however, that, in applying the treasury stock method, all issued and outstanding Options, whether vested or unvested, shall be deemed to be vested as of the determination date).

(l)            “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(m)          “Effective Date” shall mean the date on which shares of Common Stock are issued to the Holder in the Spin-Off.

(n)           “Effective Period” shall mean a period beginning on the Effective Date and ending on the earlier of (i) such time as all securities of the Company which were Registrable Securities cease to be Registrable Securities and (ii) such time as the Holder, together with its Affiliates, Beneficially Owns a number of shares of Common Stock representing less than two and one half percent (2.5%) of the Company Fully-Diluted Share Amount.

(o)           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

(q)           “Gaming Authority” means any Governmental Entity with regulatory control or jurisdiction over casino, pari-mutuel, lottery or other gaming activities and operations.

(r)            “Governmental Entity” shall mean any nation or government or any agency, public or regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or any government or political subdivision thereof, in each case, whether national, federal, tribal, provincial, state, regional, local or municipal, or any self-regulatory organization.

(s)            “Holder” shall have the meaning set forth in the Preamble.

(t)            “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

(u)           “Law” means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

(v)           “Option” shall mean any right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(w)          “Other Securities” means shares of equity securities of the Company other than Registrable Securities.

(x)           “Parties” shall mean the parties to this Agreement.

(y)           “Person” shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group.

(z)           “Plan Asset Regulation” shall mean the regulation issued by the Department of Labor, 29 C.F.R. § 2510.3-101.

(aa)         “Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

(bb)         “Registrable Securities” means (i) any shares of Common Stock distributed to the Holder in the Spin-Off and (ii) any securities issued directly or indirectly with respect to such Common Stock because of stock splits, stock dividends, reclassifications, mergers, consolidations, or similar events.  As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement or (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act.

(cc)         “Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(dd)         “Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

(ee)         “Rule 144A” means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

(ff)          “SEC” means the United States Securities and Exchange Commission.

(gg)         “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

(hh)         “Subsidiary” means, with respect to any Person, any other Person of which the first Person owns, directly or indirectly, securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions (or, if there are no such voting interests, more than 50% of the equity interests of the second Person).

ARTICLE II
REGISTRATION RIGHTS

Section 2.1            Demand Registrations.

(a)           At any time and from time to time during the Effective Period,  the Holder shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by the Holder and requested by such Demand Notice to be so registered (a “Demand Registration”).  A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities.

(b)           Following receipt of a Demand Notice, the Company shall use its commercially reasonable efforts to file, as promptly as reasonably practicable, but not later than

60 days after receipt by the Company of such Demand Notice (or, if the Company is eligible for Short-Form Registration (as defined below), not later than 30 days after receipt by the Company of such Demand Notice), a Registration Statement (including, without limitation, on Form S-3 (or any comparable or successor form or forms or any similar short-form registration) by means of a shelf registration pursuant to Rule 415 under the Securities Act, if so requested and the Company is then eligible to use such a registration and if there is no then-currently effective shelf registration statement on file with the SEC which would cover all the Registrable Securities requested to be registered) relating to the offer and sale of the Registrable Securities requested to be included therein by the Holder in accordance with the method or methods of disposition of the applicable Registrable Securities elected by the Holder, and the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(c)           If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a fully marketed underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holder in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the amount, price, timing or distribution of the Registrable Securities to be so included, then there shall be included in such offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without so adversely affecting such offering.

(d)           The Holder shall be entitled to request no more than four Demand Registrations on the Company, and in no event shall the Company be required to effect more than one Demand Registration in any nine month period.

(e)           In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(f)            Subject to Section 2.5, in addition to the Demand Registrations provided pursuant to this Section 2.1, at all times from the 60 day anniversary of the date on which the Company becomes eligible to use a Short-Form Registration (as defined below) (such date the “Eligible Date”) through the end of the Effective Period, the Company will use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms or any similar short-form registration (including pursuant to Rule 415 under the Securities Act) (“Short-Form Registration”) and such Short-Form Registration shall be filed by the Company on or before the 60 day anniversary of the Eligible Date and constitute a shelf registration statement providing for the registration of, and the sale on a continuous or delayed basis of, the Registrable Securities, pursuant to Rule 415 under the Securities Act, to permit the distribution of the Registrable Securities in accordance with the methods of distribution elected by the Holder.  Upon filing a Short-Form Registration, through the end of the Effective Period, the Company will use its commercially reasonable efforts to keep such Short-Form Registration effective with the SEC at all times and to refile such Short-Form Registration upon its expiration, and to cooperate in any shelf take-down by amending or supplementing the prospectus statement related to such Short-Form Registration as may reasonably be requested by the Holder or as otherwise required.

(g)           If, at any time during the Effective Period after the Company has effected a Short-Form Registration in accordance with Section 2.1(f) hereof, the Company shall receive a request form the Holder to facilitate a sale, pursuant to an existing shelf registration statement, of all or a portion of the Registrable Securities registered thereon and specifying the intended method of disposition thereof as an underwritten block trade (such request, a “Block Trade Shelf Takedown”), then the Company shall use its commercially reasonable efforts to facilitate, as expeditiously as possible within 3 Business Days after the date that the Company receives a Block Trade Shelf Takedown, or such other period as is reasonably determined by the agreement of the Holder and the Company, the sale of all Registrable Securities for which the Holder has requested a sale under this Section 2.1(g).

Section 2.2            Piggyback Registrations.

(a)           If, at any time during the Effective Period, the Company (other than pursuant to Section 2.1) proposes or is required to file a registration statement under the Securities Act with respect to an offering of Common Stock or other equity securities, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto, (ii) filed solely in connection with any employee benefit or dividend reinvestment plan, or (iii) pursuant to a Demand Registration in accordance with Section 2.1 hereof), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall use commercially reasonable efforts to give written notice of such proposed filing at least 30 days before the anticipated filing date (the “Piggyback Notice”) to the Holder.  The Piggyback Notice shall offer the Holder the opportunity to include in such registration statement the number of Registrable Securities as it may request (a “Piggyback Registration”).  Subject to Section 2.2(b) hereof, the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from the Holder a written request for inclusion therein within 15 days following receipt of any Piggyback Notice by the Holder, which request shall specify the maximum number of Registrable Securities intended to be disposed of by the Holder and the intended method of distribution thereof.  The Holder shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least 2 Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration.  The Company shall be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration for a period of 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.  No Piggyback Registration shall count towards registrations required under Section 2.1.

(b)           If any of the securities to be registered pursuant to the registration giving rise to the Holder’s rights under this Section 2.2 are to be sold in an underwritten offering, the Holder shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any Other Securities included therein; provided, however, that if such offering involves a fully marketed underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such fully marketed underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the good faith opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)            first, all Other Securities being sold by the Company or by any Person (other than the Holder) exercising a contractual right to demand registration;

(ii)           second, all Registrable Securities requested to be included by the Holder; and

(iii)          third, among any other holders of Other Securities requesting such registration, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

Section 2.3            Lock-Up Agreements.

(a)           The Holder agrees, in connection with any underwritten offering made during the Effective Period pursuant to a Registration Statement filed pursuant to this Article II in which the Holder has elected to include Registrable Securities, if requested (pursuant to a written notice) by the managing underwriter(s), not to effect any public sale or distribution of any common equity securities of the Company (or securities redeemable for or convertible into or exchangeable or exercisable for such common equity securities) (except as part of such underwritten offering) during the period commencing not earlier than 7 days prior to and continuing for not more than 90 days (or such shorter period as the managing underwriter(s) may permit) after the effective date of the related Registration Statement (or a Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such underwritten offering shall be made; provided, that the Holder shall only be so bound so long as and to the extent that each (i) other stockholder having registration rights with respect to the securities of the Company and (ii) executive officer of the Company is similarly bound.

(b)           With respect to each underwritten offering of Registrable Securities covered by a registration pursuant to Section 2.1, the Company agrees not to effect any public sale or distribution, or to file any registration statement (other than (x) any such registration statement required under Section 2.1 or (y) a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period commencing not earlier than 7 days prior to and continuing for not more than 90 days (or such shorter period as the managing underwriter(s) may permit) after the effective date of the related registration statement (or a Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such underwritten offering of Registrable Securities shall be made, in each case, as may be requested by the managing underwriter for such offering.

Section 2.4            Registration Procedures.  If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article II, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)           Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holder or the Company in accordance with the intended method or methods of distribution thereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Holder, its counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC.

(b)           Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

(c)           Notify the Holder and the managing underwriter(s), if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the existence of any fact of which the Company becomes aware that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing

Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)                                 Use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

(e)                                  Furnish or make available to the Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by the Holder, counsel or managing underwriter(s)), and such other documents, as the Holders or such managing underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offering.

(f)                                   Deliver to the Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 2.4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(g)                                  Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the Holder, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable the Holder to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(h)                                 Cooperate with the Holder and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from the Holder that the Registrable Securities represented by the certificates so delivered by the Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Holder may request at least 2 Business Days prior to any sale of Registrable Securities.

(i)                                     Use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities within the United States, except as may be required solely as a consequence of the nature of the Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the managing underwriter(s), if any, to consummate the disposition of such Registrable Securities.

(j)                                    Upon the occurrence of any event contemplated by Section 2.4(c)(ii), (c)(iii), (c)(iv) or (c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document so that, as thereafter delivered to the Holder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)                                 Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holder or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holder and the managing underwriter(s), if any, with respect to the business of the Company and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its commercially reasonable efforts to furnish to the Holder opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsel to the Holder), addressed to the Holder and each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to the Holder (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 2.6 hereof with respect to all parties to be indemnified pursuant to said Section and (v) deliver such documents and certificates as may be reasonably requested by the Holder, its counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

(l)                                     Upon execution of a customary confidentiality agreement, make available for inspection by a representative of the Holder, the managing underwriter(s), if any, and any attorneys or accountants retained by the Holder or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(m)                             Cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, by participation in up to an aggregate of four “road shows”) taking into account the Company’s business needs.

(n)                                 Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

(o)                                 Take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, Prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(p)                                 Use its commercially reasonable efforts to take all other steps necessary to effect the registration of Registrable Securities contemplated hereby.

The Company shall use its commercially reasonable efforts to facilitate, at the Holder’s request, the sale or distribution from time to time by it, including without limitation, by way of underwritten offering, block sale or other distribution plan, including any “over-night” deal or other proposed sale to be executed over a limited time frame, designated by the Holder, which efforts shall include, without limitation, those items set forth in this Section 2.4, including using its commercially reasonable efforts to cause the delivery of any instruction letters from the Company or opinions of counsel that the Holder or the Company’s transfer agent may reasonably request.

To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration request is submitted to the Company, and such Demand Registration request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered.  Subject to Section 2.5, if the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year the Company shall, upon written request by the Holder, refile a new automatic shelf registration statement covering the Registrable Securities, if there are any remaining Registrable Securities covered thereunder.  If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its commercially reasonable efforts to refile the shelf registration statement on Form S-3 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

The Company may require the Holder to furnish to the Company in writing such information required in connection with such registration regarding the Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of the Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(c)(ii), (c)(iii), or (c)(v) hereof, it will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until its receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the Company shall extend the time periods under Section 2.1 and Section 2.2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

Section 2.5                                    Rule 144.  Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to file or refile any registration statement pursuant to the provisions of Section 2.1(f), or refile any automatic shelf registration statement pursuant to Section 2.4, if the Company and the Holder shall receive a written opinion from counsel reasonably satisfactory to the Company and the Holder that the Holder can sell its Registrable Securities freely under Rule 144 without (x) any limitations on the amount of Registrable Securities which may be sold by the Holder or (y) any other requirement imposed by Rule 144 (including, without limitation, the requirement relating to the availability of current public information with respect to the Company).

Section 2.6                                    Indemnification.

(a)                                 Indemnification by the Company.  The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, the Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of the Holder, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Holder and the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, each underwriter (including the Holder to the extent it is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, costs of preparation and reasonable attorneys’ fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement or any other offering circular, amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final Prospectus, any document incorporated by reference therein or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) any violation by the Company of any Law applicable in connection with any such registration, qualification, or compliance; provided, that the Company will not be liable to the Holder or underwriter, as the case may be, in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by the Holder or underwriter, as the case may be, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by the Holder or underwriter for inclusion in such document; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities, the Holder in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls the Holder within the meaning of the Securities Act, under the indemnity agreement in this Section 2.6 with respect to any preliminary Prospectus or the final Prospectus

(including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter, the Holder or controlling Person results from the fact that such underwriter or the Holder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter or the Holder and such final Prospectus, as then amended or supplemented, has corrected any such misstatement or omission.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities.  The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

(b)                                 Indemnification by the Holder.  In connection with any Registration Statement in which the Holder is participating by registering Registrable Securities, the Holder agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by Law, the Company, the officers and directors of the Company, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Company Indemnitees”), from and against any and all Losses, as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any other offering circular or any amendment of or supplement to any of the foregoing or any other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by the Holder for inclusion in such document.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of its directors, officers or controlling Persons.  The Company may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that the holder thereof acknowledge its agreement to be bound by the provisions of this Agreement (including Section 2.6) applicable to it.

(c)                                  Conduct of Indemnification Proceedings.  If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure.  The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless:  (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel; or (iii) in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable.  Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed).  The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.

(d)                                 Contribution.

(i)                                     If the indemnification provided for in this Section 2.6 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii)                                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

(iii)                               No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 2.7                                    Rule 144.  The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Holder, use commercially reasonable efforts to make publicly available other information which would permit sales pursuant to Rule 144 under the Securities Act or any similar rules or regulations hereafter adopted by the SEC), and it will use commercially reasonable efforts to take such further action as the Holder may reasonably request to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

Section 2.8                                    Underwritten Registrations.

(a)                                 If any offering of Registrable Securities pursuant to any Demand Registration or shelf registration is an underwritten offering, the Company and the Holder shall mutually select the investment bank or investment banks and managers marketing the offering; provided, that the Company shall propose in writing the names of three nationally recognized investment banks (the “Pre-Approved List”) and in a case of (i) a fully marketed underwritten offering the Holder shall have the right to select as lead underwriter one of the three proposed investment banks and (ii) an underwritten offering pursuant to block trades with broker-dealers, at least one broker-dealer from the Pre-Approved List shall participate as a bidder on the block trade.  The Company shall have the right to select the investment bank or investment banks and managers to market any incidental or Piggyback Registration.

(b)                                 No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter, provided that no such person will be required to sell more than the number of Registrable Securities that such Person has requested the Company to include in any registration), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 2.9                                    Registration Expenses.  The Holder shall pay (a) all fees, disbursements and commissions of any investment bank or investment banks and managers (including in any underwritten offering, the cost of all underwriting discounts and selling commissions and similar fees applicable to the sale of such securities), fees and expenses of legal counsel for the Holder and all transfer taxes, if any (collectively, the “Holder’s Fees”) and (b) one half of the Company Expenses incident to any Demand Registration.  Except as set forth in the preceding sentence, the Company shall pay all reasonable documented expenses incident to the Company’s performance of or compliance with its obligations under this Article II, including, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or the Financial Industry Regulatory Authority and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities), (ii) printing expenses, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, and (vi) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other Persons, including special experts retained by the Company (collectively, the “Company Expenses”).

Section 2.10                             Blackout Periods.  With respect to any Registration Statement, or amendment or supplement thereto, whether filed or to be filed pursuant to this Agreement, if the General Counsel of the Company shall determine, in his or her good faith judgment, that to maintain the effectiveness of such Registration Statement or file an amendment or supplement thereto (or, if no Registration Statement has yet been filed, to file such a Registration Statement) would (i) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its Subsidiaries that would materially interfere with such transaction or negotiations, (ii) require the public disclosure of material non-public information concerning the Company at a time when its directors and executive officers are restricted from trading in the Company securities or (iii) otherwise materially interfere with financing plans, acquisition activities or business activities of the Company, the Company may, for one or more reasonable periods (a “Blackout Period”), and in any event for not more than 60 days per year in the aggregate, notify the Holder whose sales of Registrable Securities are covered (or to be covered) by such Registration Statement (a “Blackout Notice”) that such Registration Statement is unavailable for use (or will not be filed as requested).  Upon the receipt of any such Blackout Notice, during the Blackout Period set forth in such notice, the Holder shall forthwith discontinue use of the prospectus contained in any effective Registration Statement.

ARTICLE III
INFORMATION RIGHTS

Section 3.1                                    Information Rights.

(a)                                 Subject to Sections 3.1(b) and 3.1(e) but notwithstanding anything else in this Agreement, in order to confirm certain management rights with respect to the investment by the Holder in the Company so that such investment may qualify as a “venture capital investment,” as described in the Plan Asset Regulation, the Company shall, from and after the Effective Date for so long as the Holder and its Affiliates collectively Beneficially Own Common Stock constituting at least five percent (5%) of the Company Fully-Diluted Share Amount:

(i)                                     provide the Holder or its designated representative with:

(A)                       the right to visit and inspect any of the offices and properties of the Company and its subsidiaries and inspect the books of account and other financial data of the Company and its subsidiaries, in each case at such times as the Holder shall reasonably request and upon reasonable advance notice; and

(B)                       as soon as available and in any event within 45 days after the end of each quarter of each fiscal year of the Company (or 120 days for fiscal year end), consolidated balance sheets and statements of income and cash flows of the Company and its subsidiaries as of the end of such period or year then ended, as applicable, prepared in conformity with generally accepted accounting principles, and with respect to each fiscal year end statements together with an auditor’s report thereon of a firm of established national reputation; and

(ii)                                  use reasonable efforts to make appropriate officers and directors of the Company, available at such times as reasonably requested by the Holder for consultation with the Holder or its designated representative with respect to matters relating to the business and affairs of the Company and its subsidiaries; and

(iii)                               to the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), use reasonable efforts to inform the Holder or its designated representative in advance with respect to any significant corporate actions and to provide the Holder or its designated representative with the right to consult with the Company with respect to such actions (it being understood that the ultimate and sole discretion with respect to such matters shall be retained by the Company)

(b)                                 Notwithstanding the foregoing, the Holder shall not have access to any books, records, documents and other information (i) to the extent that books, records, documents or other information is subject to the terms of a confidentiality agreement with a third party (provided that the Company shall use reasonable efforts to obtain waivers under such agreements or implement requisite procedures to enable reasonable access without violating such agreement), (ii) to the extent that the disclosure thereof may result in the loss of attorney-client privilege or (iii) to the extent required by applicable Law (provided that the Company shall use reasonable efforts to enable the provision of reasonable access without violating such Law).

(c)                                  In the event the Holder transfers all or any portion of its investment in the Company to an affiliated entity (or to a direct or indirect wholly-owned conduit subsidiary of any such affiliated entity) that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulation, such affiliated entity shall be afforded the same rights with respect to the Company afforded to the Holder hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

(d)                                 The Holder covenants and agrees that all information provided by the Company to the Holder or its affiliates, directors, officers, employees, and legal counsel (collectively, “Agents”) pursuant to this Section 3.1, whether in oral, written, electronic or other form, shall not be used in any way directly or indirectly detrimental to the Company, or for any other purpose, and will be kept confidential by the Holder and its Agents and will not be disclosed by the Holder and its Agents to any other Person; provided, however, that any of such information may be disclosed to the Holder’s Agents who are informed by the Holder of the confidential nature of such information and agree to keep such information confidential and to be bound by this Section 3.1(e) to the same extent as if they were parties hereto.  The Holder agrees that it will be responsible for any breach of this Section 3.1(e) by its Agents, and that the Company shall be entitled to directly enforce such agreements (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company may have against such Holder’s Agents with respect to such breach).  The confidentiality agreement set forth in this paragraph shall not apply to information which:  (i) is or becomes generally available to the public other than as a result of a violation of this Section; (ii) prior to any disclosure to the Holder or any of its Agents by the Company or its representatives, is already in the Holder’s possession on a non-confidential basis from a source other than the Company or its representatives, provided that, to the Holder’s knowledge, such source is not bound by a confidentiality agreement with the Company or any of its Affiliates or representatives or otherwise prohibited from transmitting the information to the Holder by a contractual, legal or fiduciary obligation to the Company or any of its Affiliates or representatives; or (iii) becomes available to the Holder on a non-confidential basis from a source other than the Company or its representatives, provided that, to the Holder’s knowledge, such source is not bound by a confidentiality agreement with the Company or any of its Affiliates or representatives or otherwise prohibited from transmitting the information to the Holder by a contractual, legal or fiduciary obligation to the Company or any of its Affiliates or representatives.  In the event that the Holder or one of its Agents is requested by a governmental or regulatory authority, or required by law, judicial or regulatory process, to disclose any such information, the party required to disclose information shall give prompt written notice thereof to the Company (to the extent legally permitted) and will reasonably cooperate with the Company’s efforts and at the party’s expense to obtain an appropriate remedy to prevent or limit such disclosure

Section 3.2                                    Corporate Opportunities.  The Company hereby acknowledges and agrees that the Holder (i) shall not have any duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or to any of its stockholders, Subsidiaries or Affiliates and (ii) may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those business activities that might be considered to be (a) the same as or similar to the Company’s business or the business of any Subsidiary or Affiliate of the Company or (ii) in direct or indirect competition with the Company or any Subsidiary or Affiliate of the Company.

ARTICLE IV

HOLDER OWNERSHIP LIMITATION

Section 4.1                                    Holder Ownership Limitation.  From and after the Effective Date until the two year anniversary of the Effective Date, the Company shall not take any corporate action that shall have the effect of increasing Holder’s Beneficial Tax Ownership of Common Stock above 9.9% of the Company Fully-Diluted Share Amount.

ARTICLE V
REPRESENTATIONS

Section 5.1                                    Holder Representations.  The Holder represents and warrants as follows:

(a)                                 Power and Authority.  The Holder has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)                                 Binding Effect.  This Agreement has been duly executed and delivered by the Holder and is a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar requirements of law of general application relating to or affecting creditors’ rights and to general equity principles.

Section 5.2                                    Company Representations.  The Company represents and warrants as follows:

(a)                                 Power and Authority.  The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)                                 Binding Effect.  This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar requirements of law of general application relating to or affecting creditors’ rights and to general equity principles.

ARTICLE VI
TERMINATION

Section 6.1                                    Termination.  This Agreement may be terminated (a) at any time by the mutual written consent of the Parties hereto and (b) by any party hereto, at any time after the end of the Effective Period.

Section 6.2                                    Effect of Termination.  From and after a termination in accordance with Section 6.1, this Agreement shall become null and void and of no further force and effect, except for Sections 2.6 and 3.1(d), which shall continue in full force and effect for three years following such termination, and Sections 7.2, 7.3, 7.8 and 7.13, which shall continue in full force and effect indefinitely.  The termination of this Agreement shall not affect any rights or obligations that shall have arisen or accrued prior the date of termination.

ARTICLE VII
MISCELLANEOUS

Section 7.1                                    No Other Agreements; Notice.  The Holder shall not enter into any other voting, buy-sell, shareholder or other agreement relating to any Company Securities that conflicts in any way with this Agreement.

Section 7.2                                    Announcements.  Neither the Company nor the Holder shall make any public announcement with respect to the existence or terms of this Agreement without the prior approval of the other parties, which shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, nothing in this Section 7.2 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or under the rules of any national securities exchange.

Section 7.3                                    Specific Performance.  The Parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder shall cause irreparable injury to the other parties for which damages, even if available, shall not be an adequate remedy.  Accordingly, each party hereby consents, in addition to and not in lieu of monetary damages and other relief, to the issuance of injunctive relief to compel performance of such party’s obligations and to the granting of the remedy of specific performance of its obligations hereunder.

Section 7.4                                    Notices.  All notices, requests and other communications to any party hereunder shall be in writing, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), or by facsimile, and shall be given:

(a)                                 if to the Company, to:

Gaming and Leisure Properties, Inc.
825 Berkshire Boulevard, Suite 400
Wyomissing, Pennsylvania  19610
Attention:                                         Treasurer
Fax:                                                                       (610) 401-2901

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019-6150
Attention:                                         Daniel A. Neff
Fax:                                                                       (212) 403-2000

(b)                                 if to the Holder, to:

FIF V PFD LLC
c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, New York  10105
Attention:                                         Randal Nardone
Email:                                                            rnardone@fortress.com
Fax:                                                                       (212) 798-6070

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention:                                         Thomas M. Cerabino
                                                                                                Adam M. Turteltaub
Fax:                                                                       (212) 728-8111

or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto.  Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified above and electronic confirmation of transmission is received or (ii) if given by any other means, when delivered at the address specified in this Section 7.4.

Section 7.5                                    Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, other than an assignment by the Holder to an Affiliate provided such (i) Affiliate assumes all of the Holder’s agreements and obligations hereunder and (ii) no such assignment shall relieve the Holder from any of its agreements and obligations hereunder.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of each of the parties to this Agreement and their respective permitted successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, except as provided for Holder Indemnitees and Company Indemnitees under Section 2.6, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any Person, other than the parties to this Agreement and their respective successors and assigns, or other persons who become bound by the terms of this Agreement, any rights or remedies under or by reason of this Agreement.

Section 7.6                                    Amendment; Waiver.  This Agreement may be amended, modified, waived or altered only in a writing signed by the parties hereto.  The failure of a party to insist upon the performance of any provision hereof shall not constitute a waiver of, or estoppel against, assertion of the right to require such performance, nor shall a waiver or estoppel in one case or instance imply a waiver or estoppel with respect to any other case or instance, whether of similar nature or otherwise.

Section 7.7                                    Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

Section 7.8                                    Expenses.  Except as contemplated by Article II, each party shall bear its own costs and expenses in connection with the negotiation, execution and performance of this Agreement.

Section 7.9                                    Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 7.10                             Further Assurances.  The parties agree to cooperate fully in the execution, acknowledgment and delivery of all instruments, agreements and other papers and to take such other actions as may be necessary to further carry out and fully accomplish the intent and purposes of this Agreement.

Section 7.11                             Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Wherever in this Agreement a singular word appears, it shall also include the plural wherever required by the context, and vice versa.  Wherever in this Agreement a masculine, feminine or neutral pronoun appears, it shall also include each other gender wherever required by the context.

Section 7.12                             Entire Agreement.  This Agreement constitutes the entire agreement between the parties respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral.

Section 7.13                             Governing Law; Jurisdiction.

(a)                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

(b)                                 For the purposes of any suit, action or other proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby, each party irrevocably submits to the jurisdiction of the United States District Court for the Eastern District of Pennsylvania, and, in the event there is no subject matter jurisdiction over this dispute in Federal court, then to the jurisdiction of the Court of Common Pleas of Berks County.  Each party agrees to commence any suit, action or proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby in the United States District Court for the Eastern District of Pennsylvania, and, in the event such suit, action or other proceeding may not be brought in Federal court, then each party agrees to commence such suit, action or proceeding in the Court of Common Pleas of Berks County.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby in (i) the United States District Court for the Eastern District of Pennsylvania, and in (ii) the Court of Common Pleas of Berks County.  Each party hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any of the aforementioned courts that any such suit, action or proceeding has been brought in an inconvenient forum.  Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by registered mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 7.13 shall affect the right of any party to serve legal process in any other manner permitted by law.  The consent to jurisdiction set forth in this Section 7.13 shall not constitute a general consent to service of process in the Commonwealth of Pennsylvania and shall have no effect for any purpose except as provided in this Section 7.13.  The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)                                  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13.

Section 7.14                             Counterparts; Facsimile.  This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument.  Any executed counterpart delivered by facsimile or other means of electronic transmission shall be deemed an original for all purposes.

Section 7.15                             Effectiveness.  This Agreement shall not become effective unless and until the Effective Date shall have occurred.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

GAMING AND LEISURE PROPERTIES, INC.

By:	/s/ William J. Clifford
Name: William J. Clifford
Title: CFO, Secretary, Treasurer

FIF V PFD LLC

By:	/s/ Wesley Edens
Name: Wesley Edens
Title: President and Sole Manager

[Signature Page to Investor Rights Agreement]